SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                September 1, 1999
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              4400 NE 77th Avenue, Vancouver, WA                  98662
------------------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                  (360)816-3000
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.
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This report is being filed to make  available the following  press release dated
September 1, 1999.


For Immediate Release                       News Release

Contacts:
Investors:                   Media:                    Media:
Fletcher Chamberlin          Enid Lamey                Jack Hardy
Electric Lightwave Inc.      Electric Lightwave Inc.   Electric Lightwave Inc.
(360) 816-3996               (360) 816-4682 voice      (360) 816-3602 voice
fletcher_chamberlin@eli.net  (800) 368-9102 pager      (800) 391-3267 pager
www.eli.net                  enid_lamey@eli.net        jack_hardy@eli.net
                             www.eli.net               www.eli.net


--------------------------------------------------------------------------------


             Electric Lightwave Enlarges Internet Backbone Capacity
                and Consolidates National Retail Sales in Dallas

--------------------------------------------------------------------------------



     VANCOUVER,  Wash. - September 1, 1999 - Electric  Lightwave  Inc.  (Nasdaq:
ELIX), a leading integrated communications provider, today announced a significant upgrade to its premier Internet backbone along with a realignment of its national retail data sales channel. The company plans to invest over $9 million in the next six months to upgrade the capacity of its Internet backbone.

     Along with 14 Cisco GSR 12012 gigabit routers, which have a throughput capacity three times that of Electric Lightwave's existing Cisco 7500 routers, additional OC3s will be installed from Salt Lake City to Chicago; from Chicago to Washington D.C.; from Washington D.C. to Dallas; and from Dallas to Palo Alto, Calif. New OC3s will also link Palo Alto to Sacramento, Portland, Ore., and Seattle; and from Seattle and Sacramento back to Salt Lake City. This significant network upgrade will boost the company's robust Internet architecture, which was recently recognized by Boardwatch Magazine as one of the top five Internet backbone providers in the country.

     "We are upgrading the capacity of our Internet backbone because of our recent rapid growth and the significant additional revenue opportunity that exists in providing Internet backbone services," said Dave Sharkey, president and chief operating officer of Electric Lightwave. "In the first half of 1999, our Internet revenue was 132 percent higher than the first half of 1998. We continue to see significant demand from a broad range of retail and wholesale customers."

     Electric Lightwave will continue to use its expanded national Internet backbone to serve wholesale customers across the country as well as terminate traffic from customers on its 6,000 miles of fiber in the western U.S. Meanwhile, the company plans to consolidate its retail sales operations in Dallas and will close six retail sales offices in the eastern U.S. by October 8. These include Cleveland, Chicago, Atlanta, Washington D.C., New York and Philadelphia. Electric Lightwave will maintain its data points-of-presence
(POPS) in each of these cities. The company will also maintain wholesale sales offices focused on other telecommunications carrier customers in Atlanta, Kansas City, Kan., Houston, Dallas and San Antonio, Texas.

     "Our national data strategy has always been designed to increase the traffic on our core fiber base in the West," added Sharkey, "and that continues with our revised sales structure. We have attracted strategic national customers and have determined that we can serve those customers and our core Western customers on a national basis without the expense of local retail sales offices. Going forward, we expect that this will improve our revenue to expense ratios, focus our resources where we can get the best returns and help drive us toward our goal of reaching Electric Lightwave's first quarter of positive EBITDA (earnings before interest taxes, depreciation and amortization) in the second half of next year."

     The consolidation of the six retail sales offices will eliminate the positions of 39 employees by September 10. The affected employees will be given the opportunity to apply for open positions within the company or will be eligible for a severance package. The company continues to grow, adding 392 employees within the last year to its current roster of 1,233 employees nationwide.

About Electric Lightwave

     Electric Lightwave Inc. (NASDAQ: ELIX) is a leading integrated communications provider of enhanced data services, frame relay, ATM and Internet access solutions to bandwidth intensive businesses and the growing e-commerce market. The company provides long distance, Internet and data services nationwide, with data points-of-presence in Atlanta, Chicago, Cleveland, Dallas, Denver, Houston, Las Vegas, Los Angeles, New York, Palo Alto, Calif.; Philadelphia, San Diego, San Francisco, San Jose, Calif.; and Washington, D.C.

     As a full-service provider, the company offers businesses local and long distance telephone service and high-speed broadband transport that interconnects major markets in the West, including Seattle, Sacramento, Calif.; Salt Lake City, Phoenix, Boise, Idaho; Spokane, Wash.; and Portland, Ore.

     Headquartered in Vancouver, Wash., the company employs 1,233 and generated revenues of $101 million in 1998, up 65 percent from 1997. Additional information about Electric Lightwave Inc. is located on the World Wide Web at www.eli.net.

Forward-looking statements

     This press release contains forward-looking statements that are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the Company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the demand for Internet backbone services, the company's ability to reduce expenses as planned, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the Company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, maintenance of exclusive use of fiber on performance-based leases, the Company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the Company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the Company or on its behalf. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

                                   SIGNATURES
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                              By: /s/ Kerry D. Rea
                           -----------------------------
                           Vice President and Controller



Date:     September 9, 1999